UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2026 (August 19, 2026)

TRACTOR SUPPLY COMPANY
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.008 par value	TSCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 19, 2026, Tractor Supply Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Wells Fargo Securities, LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase, $500 million aggregate principal amount of the Company’s 5.200% Senior Notes due 2032 (the “Notes”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Company offered and sold the Notes under the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2026 (File No. 333-298373) (the “Registration Statement”), which relates to the offer and sale on a delayed basis from time to time of an indeterminate amount of the Company’s securities. This description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

The Company intends to use the net proceeds of this offering to repay borrowings under its senior credit facility and for general corporate purposes.

Certain of the Underwriters or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursement. Certain of the Underwriters or their affiliates are lenders and/or agents under the Company’s existing senior credit facility. As a result, affiliates of some of the Underwriters will receive at least 5% of the net proceeds of the offering of the Notes in connection with the repayment of borrowings under such existing senior credit facility.

Third Supplemental Indenture

On August 25, 2026, the Company issued and sold $500 million in aggregate principal amount of the Notes. The terms of the Notes are governed by an indenture dated as of October 30, 2020 (the “Base Indenture”) between the Company and Regions Bank, as trustee, as amended and supplemented by a third supplemental indenture dated as of August 25, 2026 (the “Third Supplemental Indenture”) between the Company and Regions Bank, as trustee.

The Notes bear interest at 5.200% per annum. Interest is payable semi-annually in arrears on each January 30 and July 30, commencing on January 30, 2027. The Notes will mature on January 30, 2032. The Notes were offered and sold pursuant to the Registration Statement, as supplemented by a prospectus supplement dated August 19, 2026, filed with the Commission on August 21, 2026.

The Notes will be senior unsecured debt obligations of the Company and will rank equally with the Company’s other senior unsecured liabilities and senior to any future subordinated indebtedness of the Company. The Notes are subject to customary covenants restricting the Company’s ability, subject to certain exceptions, to incur debt secured by liens, to enter into sale and leaseback transactions or to merge or consolidate with another entity or sell substantially all of its assets to another person.

At any time prior to December 30, 2031 (one month prior to the maturity date of the Notes), the Company will have the right, at its option, to redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes to be redeemed matured on the par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Third Supplemental Indenture) plus 15 basis points less (b) interest accrued to the redemption date, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. In addition, on or after December 30, 2031, the Company will have the right, at its option, to redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.

If a Change of Control Triggering Event (as defined in the Third Supplemental Indenture) occurs, unless the Company has exercised its right to redeem the Notes, holders of the Notes may require the Company to repurchase all or any part of such holder’s Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but not including, the purchase date. Upon the occurrence of an event of default with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, cross defaults, and bankruptcy and insolvency related defaults, the Company’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be due and payable immediately.

The foregoing description of the Notes, Base Indenture and Third Supplemental Indenture is qualified in its entirety by the full text of the Base Indenture and the Third Supplemental Indenture establishing the terms of the Notes, which are being filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 19, 2026, by and among the Company, Wells Fargo Securities, LLC and BofA Securities, Inc., as representatives of the several underwriters named therein.

4.1
Base Indenture, dated as of October 30, 2020, by and between Tractor Supply Company and Regions Bank, as trustee (filed as Exhibit 4.1 to Current Report on Form 8-K, filed with the Commission on October 30, 2020, and incorporated herein by reference).

4.2	Third Supplemental Indenture, dated as of August 25, 2026, by and between Tractor Supply Company and Regions Bank, as trustee.

4.3	Form of 5.200% Note due 2032 (included in Exhibit 4.2).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

August 25, 2026	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer